Exhibit 10.14
January 2, 2008
A. M. Castle & Co.
3400 North Wolf Road
Franklin Park, Illinois 60131
          Re:   Amendment No. 2 to Note Agreement
Ladies and Gentlemen:
     Reference is made to that certain Note Agreement dated as of November 17, 2005 (as amended by Amendment No. 1 thereto dated September 5, 2006, the “Note Agreement”) between A.M. Castle & Co., a Maryland corporation (the “Company”), and The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company (collectively, the “Purchasers”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.
     The Company has requested certain amendments to the Note Agreement as set forth below and the Purchasers are willing to agree to such amendments on the terms and conditions set for the herein. Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:
     SECTION 1. Amendment. From and after the Effective Date (as defined in Section 3 hereof), the Note Agreement is hereby amended as follows:
     1.1. Clauses (j) and (k) of paragraph 6D of the Note Agreement are amended and restated in their entireties to read as follows:
     ”(j) (i) Liens attaching solely to the property and assets of the Canadian Subsidiary to secure Debt of the Canadian Subsidiary and no other Debt, and (ii) Liens attaching solely to the property and assets of U.K. Subsidiary and U.K. Subsidiary Guarantors to secure Debt of U.K. Subsidiary and no other Debt;
     (k) Liens attaching solely to the property and assets of any Foreign Subsidiary (other than Guarantors, the Canadian Subsidiary and the U.K. Subsidiary) securing Indebtedness for borrowed money of any such Foreign Subsidiary of not more than U.S. $35,000,000 in the aggregate at any time outstanding for all such Foreign Subsidiaries; and”
     1.2. Paragraph 6H of the Note Agreement is Amended in its entirety to read as follows:

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     “6H. Investments. The Company will not, and will not permit any Subsidiary to make or hold any Investments, except:
     (a) Investments held by the Company and its Subsidiaries in the form of Cash Equivalents;
     (b) Short-term Investments of Foreign Subsidiaries acquired by Foreign Subsidiaries in the ordinary course of business and of a credit quality similar to Cash Equivalents;
     (c) advances to officers, directors and employees of the Company and its Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
     (d) (i) Investments by the Company and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by Company and its Subsidiaries in the Company, the Canadian Subsidiary, the U.K. Subsidiary, the U.K. Subsidiary Guarantors and the Guarantors, (iii) additional Investments by Subsidiaries of the Company that are not Guarantors in other Subsidiaries that are not Guarantors and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments (other than Guaranties) by the Company and the Guarantors in wholly-owned Subsidiaries that are not Guarantors in an aggregate amount invested from the date hereof not to exceed $35,000,000;
     (e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
     (f) Guarantees by the Company or a Guarantor of the obligations, liabilities or indebtedness of the Company, the Canadian Subsidiary, the U.K. Subsidiary or another Guarantor;
     (g) the Guaranty Agreement, the Guarantee by the Company of the Canadian Obligations (as defined in the Credit Agreement), the Guarantee by the Subsidiaries of the Bank Credit Agreement Debt (as defined in the Intercreditor Agreement), and Guarantees by a U.K. Subsidiary Guarantor of Debt of the U.K. Subsidiary;
     (h) Guarantees by any Foreign Subsidiary (other than the Canadian Subsidiary or the U.K. Subsidiary) of the obligations, liabilities or indebtedness of any other Foreign Subsidiary (other than the Canadian Subsidiary or the U.K. Subsidiary);
     (i) Guarantees by Company of the obligations, liabilities or indebtedness of any Subsidiary (other than the Guarantors, the Canadian Subsidiary and the U.K. Subsidiary) not exceeding $35,000,000 in the aggregate at any time outstanding;

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     (j) the Transtar Acquisition;
     (k) Investments existing on the date hereof (other than those referred to in paragraph 6H(d)(i));
     (l) the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property of, any Person that, upon the consummation thereof, will be wholly-owned directly by the Company or one or more of its Wholly-Owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this paragraph 6H(l):
     (i) [Intentionally Omitted];
     (ii) any such newly-created or acquired Subsidiary shall comply with the requirements of paragraph 5K;
     (iii) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Company and its Subsidiaries in the ordinary course;
     (iv) the prior, effective consent or approval to such purchase shall have been granted by the Board of Directors or equivalent governing body of the acquiree;
     (v) such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Company and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Company or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);
     (vi) the total cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof (other than Equity Interests of the Company), all indemnities, earnouts and other contingent payment obligations to (with the amount thereof being determined by reference to the amount reflected on the Company’s or the applicable Subsidiary’s balance sheet as of the first date after the consummation of the applicable Investment), and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Company and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Company and its Subsidiaries for all other purchases and other acquisitions made by the Company and its Subsidiaries pursuant to this paragraph

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6H(l) during the immediately preceding 12 months, shall not exceed $75,000,000 (excluding the consideration paid in connection with the Metals Acquisition);
     (vii) (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Company and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in paragraphs 6A, 6B and 6C, such compliance to be determined on the basis of the financial information most recently delivered to the holders of the Notes pursuant to paragraph 5F(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and
     (viii) the Company shall have delivered to each holder of the Notes at least five Business Days (or, in the case of the Metals Acquisition, one Business Day) prior to the date on which any such purchase or other acquisition is to be consummated, (A) copies of the Borrowing Base Certificate delivered pursuant to Section 7.08(n)(viii) of the Credit Agreement and (B) a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Required Holder(s), certifying that all of the requirements set forth in this paragraph 6H(l) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;
     (m) Investments in promissory notes issued as all or a portion of the purchase price paid in connection with any Disposition permitted by paragraph 6F or any sale permitted by paragraph 6G, not exceeding (i) $10,000,000 in aggregate principal amount at any time outstanding with respect to Dispositions of the Company’s interests in joint ventures in existence on September 5, 2006, or (ii) $1,000,000 with respect to any other such Disposition or sale.
     (n) Investments made after September 5, 2006 in joint ventures not exceeding $30,000,000 in the aggregate at any time outstanding.”
     1.3. Paragraph 10 of the Note Agreement is amended by adding, or amending and restating, the following definitions as follows:
     “Credit Agreement” shall mean the “Amended and Restated Credit Agreement”, dated as of September 5, 2006, between the Company, the Canadian Subsidiary, the U.K. Subsidiary and the Banks, as amended by the First Amendment to Credit Agreement, dated January 2, 2008 (the “First Amendment to Credit Agreement") as further amended, restated, supplemented or otherwise modified from time to time.
     ”Excluded Collateral” shall mean (i) any property (whether currently existing or subsequently acquired) subject to a Lien permitted under paragraph 6D, to the extent the agreement creating such Lien prohibits additional Liens on such property; (ii) cash

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sufficient to secure the Company’s or any of its Subsidiary’s obligations to pay its workmen’s compensation benefits including obligations to any Person providing surety, insurance, letters of credit or other credit support so long as such cash does not secure any obligation for any other purpose; (iii) all properties and assets of the Canadian Subsidiary and the Mexican Subsidiary and any successor holder of such assets; (iv) all property purchased with proceeds of the note issued pursuant to the Loan Agreement, dated as of November 1, 1994, between the Company and the City of Hammond, Indiana; (v) other property with a de minimis fair market value, that individually or in the aggregate with all other such property, is not material to the continued business operations of the Company or the Subsidiary which owns such property and a security interest therein is not perfected by filing a UCC financing statement; and (vi) any leasehold interest in any real property leased by the Company or any Subsidiary the termination of which would not result in a Material Adverse Effect.
     “Metals Acquisition” means the acquisition by the Company, through a Wholly-Owned Subsidiary, of all of the Equity Interests of Metals UK Group Limited, Metals Group Limited, Aerospace Metals Europe Limited, AMESA Limited, Metals UK Limited, K.K.S. (Stainless Steel) Co. Limited, Metals Group, Inc., LOKS Plasma Services Limited, E. Harding & Sons Limited and Aerospace Metals Europe SA.
     “U.K. Subsidiary” means A. M. Castle Metals UK, Limited.
     “U.K. Subsidiary Guarantor” means any Subsidiary of the U.K. Subsidiary that is incorporated under the laws of England and Wales that Guaranties the obligations of the U.K. Subsidiary under the Credit Agreement.
     SECTION 2. Representations and Warranties. The Company and each Guarantor represents and warrants that (a) each representation and warranty set forth in paragraph 8 of the Note Agreement and the other Transaction Documents to which it is a party, is true and correct as of the date of execution and delivery of this letter by the Company or such Guarantor with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date and except that the representations and warranties contained in paragraph 8B of the Note Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of paragraph 5F of the Note Agreement); (b) both before and after giving effect to the amendments set forth in Section 1 hereof, no Event of Default or Default exists or has occurred and is continuing on the date hereof; and (c) both before and after giving effect to the amendments set forth in Section 1 hereof and the consummation of the transactions contemplated by the First Amendment to Credit Agreement, the amendment to the Trade Agreement referred to below and Metals Purchase Agreement (as defined below), the Company, individually and together with its Subsidiaries on a consolidated basis, is Solvent.
     SECTION 3. Conditions Precedent. This amendments in Section 1 of this letter shall become effective on the date (the “Effective Date”) when each Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies of all of the

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following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser, dated the date hereof unless otherwise indicated, and on the Effective Date in full force and effect:
     (i) counterparts to this letter executed by the Company and each Guarantor;
     (ii) counterparts to a First Amendment to the Intercreditor Agreement executed by the Collateral Agent, Bank of America, N.A., Northern Trust, the Company and the Guarantors;
     (iii) a favorable opinion of counsel and/or special counsel to the Company, and the Company, by its execution hereof, hereby requests and authorizes such counsel and/or special counsel to render such opinion and to allow each holder of the Notes to rely on such opinion, and understands and agrees that each Purchaser receiving such an opinion will be relying, and is hereby authorized to rely, on such opinion;
     (iv) a copy of the First Amendment to Credit Agreement and all instruments, documents and agreements delivered at the closing of and making of any loans thereunder, certified by an Officer’s Certificate, dated the Effective Date, as correct and complete;
     (v) a copy of and amendment to Trade Agreement and all instruments, documents and agreements delivered at the closing thereof, certified by an Officer’s Certificate, dated the Effective Date, as correct and complete;
     (vi) receipt by the Bank Agent of an executed undertaking from Addleshaw Goddard LLP (“AG”) that obligates AG to transfer the sellers the purchase price for the acquisition contemplated by, and in accordance with the terms of, that certain purchase agreement by and among the Company or one of its Subsidiaries, as buyer, and Ian Griffiths and others, as sellers (the “Metals Purchase Agreement"), and a copy of such undertaking shall have been provided to each Purchaser; and
     (viii) such other certificates, documents and agreements as such Purchaser may reasonably request.
     SECTION 4. Reference to and Effect on Note Agreement. Upon the effectiveness of the amendments to the Note Agreement made in this letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter. Except as specifically set forth in Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. The Company and each Guarantor hereby represents and warrants that all necessary or required consents to this letter have been obtained and are in full force and effect. Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Note Agreement, any Note or any of the other Transaction Documents, (b) operate as a waiver of any right, power or remedy of the holder of any Note, (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement, any Note or any of the

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other Transaction Documents at any time or (d) be construed as a course of dealing or other implication that any holder of any Note has agreed to or is prepared to grant any consents or agree to any amendments to the Note Agreement, any Note or any of the other Transaction Documents in the future, whether or not under similar circumstances.
     SECTION 5. Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by the holders of the Notes, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by any holder of the Notes in connection with this letter or the transactions contemplated hereby, in enforcing any rights under this letter, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter or the transactions contemplated hereby. The obligations of the Company under this Section 5 shall survive transfer by any holder of a Note of any Note and payment of any Note.
     SECTION 6. Reaffirmation. Each Guarantor hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty Agreement to which it is a party and each of the other Transaction Documents to which it is a party. Each Guarantor hereby consents to the terms and conditions of this letter and reaffirms its obligations and liabilities under or with respect to the Note Agreement as amended by this letter.
     SECTION 7. Collateral Documents. The Company and the Guarantors have heretofore executed and delivered certain Collateral Documents and concurrently herewith are executing the Collateral Document Amendments. The Company and the Guarantors hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents, as amended by the Collateral Document Amendments, continue to secure, among other things, the obligations arising under the Note Agreement as amended hereby; and the Collateral Documents, as amended by the Collateral Document Amendments, and the rights and remedies of the holders of the Notes and Collateral Agent thereunder, the obligations of the Company and the Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents, as amended by the Collateral Document Amendments, as to the indebtedness which would be secured thereby prior to giving effect to this letter agreement.
     SECTION 8. Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED OTHER THAN IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.
     SECTION 9. Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so

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executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
[signature page follows]

Very truly yours,

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:	/s/ G. Anthony Coletta

Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ G. Anthony Coletta

Vice President
Agreed and Accepted:

A. M. CASTLE & CO.

By:	/s/ Lawrence A. Boik
Name:	Lawrence A. Boik
Title:	Vice President of Finance and Chief Financial Officer

GUARANTORS:

DATAMET, INC.

By:	/s/ Lawrence A. Boik
Name:	Lawrence A. Boik
Title:	Vice President, Treasurer and Assistant
Secretary

KEYSTONE TUBE COMPANY, LLC

By:	/s/ Lawrence A. Boik

Name:	Lawrence A. Boik
Title:	Vice President

TOTAL PLASTICS, INC.

By:	/s/ Lawrence A. Boik

Name:	Lawrence A. Boik
Title:	Vice President

PARAMONT MACHINE COMPANY, LLC

By:	/s/ Lawrence A. Boik
Name:	Lawrence A. Boik
Title:	Vice President

ADVANCED FABRICATING
TECHNOLOGY, LLC

By: Name:	/s/ Lawrence A. Boik Lawrence A. Boik
Title:	Vice President

OLIVER STEEL PLATE CO.

By:	/s/ Lawrence A. Boik

Name:	Lawrence A. Boik
Title:	Treasurer

TRANSTAR INVENTORY CORP.

By:	/s/ Lawrence A. Boik
Name:	Lawrence A. Boik
Title:	Vice President

TRANSTAR METALS CORP.

By:	/s/ Lawrence A. Boik
Name:	Lawrence A. Boik
Title:	Vice President

TRANSTAR MARINE CORP.

By:	/s/ Lawrence A. Boik
Name:	Lawrence A. Boik
Title:	Vice President